UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2016

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On November 3, 2016, Cardinal Health, Inc. (the "Company") held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) at which the Company’s shareholders approved the Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan (the “Amended 2011 LTIP”). Under the Amended 2011 LTIP, 30,000,000 of the Company's common shares, plus (i) 9,608,190 shares, which became available between September 6, 2011 and June 30, 2016 as a result of the share counting provisions contained in the plan prior to the Annual Meeting and which relate to shares subject to awards previously granted under prior plans that were forfeited or expired or were tendered or withheld to satisfy withholding tax liabilities on full-value awards, and (ii) after the date of the Annual Meeting, an additional 5,000,000 shares, are available for grants of stock options, stock appreciation rights, stock awards, other stock-based awards and cash awards to employees of the Company and its affiliates, including executive officers of the Company. As of September 6, 2016, the Company had issued shares and outstanding awards totaling 21,408,393 shares under the Amended 2011 LTIP, leaving 18,199,797 shares available for future issuance. The Company's board of directors (the "Board") approved the Amended 2011 LTIP on September 8, 2016, subject to shareholder approval at the Annual Meeting.
The material features of the Amended 2011 LTIP are described in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (the "SEC") on September 16, 2016 (the “Proxy Statement”) in the section entitled “Proposal 3—Approval of Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan,” which description is filed with this report as Exhibit 99.1 and incorporated in this report by reference. The description of the Amended 2011 LTIP is qualified in its entirety by reference to the copy of the Amended 2011 LTIP filed with this report as Exhibit 10.1.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on November 3, 2016. For more information on the following proposals, see the Proxy Statement.
The shareholders elected the 11 nominees to the Board listed below, each to serve until the 2017 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, and voted as follows:

Director	For	Against	Abstained	Broker Non-Votes
David J. Anderson	258,571,253	318,821	238,411	28,809,337
Colleen F. Arnold	257,616,451	1,280,363	231,671	28,809,337
George S. Barrett	248,002,107	9,329,230	1,797,148	28,809,337
Carrie S. Cox	254,598,166	4,298,557	231,762	28,809,337
Calvin Darden	254,303,808	4,568,578	256,099	28,809,337
Bruce L. Downey	258,558,993	332,987	236,505	28,809,337
Patricia A. Hemingway Hall	257,686,905	1,210,144	231,436	28,809,337
Clayton M. Jones	258,538,120	345,224	245,141	28,809,337
Gregory B. Kenny	255,998,344	2,889,895	240,246	28,809,337
Nancy Killefer	256,263,945	2,622,185	242,355	28,809,337
David P. King	255,545,976	3,342,706	239,803	28,809,337
The shareholders ratified the appointment of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending June 30, 2017, and voted as follows:

For	283,395,147
Against	4,302,095
Abstained	240,580
Broker Non-Votes	0

The shareholders approved the Amended 2011 LTIP, and voted as follows:

For	240,197,311
Against	18,440,947
Abstained	490,154
Broker Non-Votes	28,809,337
The shareholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers, and voted as follows:

For	241,634,387
Against	16,927,335
Abstained	566,763
Broker Non-Votes	28,809,337
Item 9.01.    Financial Statements and Exhibits.
(d)  Exhibits.

10.1	Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan
99.1
The section entitled "Proposal 3—Approval of Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan" appearing on pages 20-30 of the Proxy Statement (incorporated by reference to pages 20-30 of the Proxy Statement filed with the SEC on September 16, 2016, File No. 1-11373)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: November 7, 2016	By:	/s/ Jessica L. Mayer
Name: Jessica L. Mayer
Title: Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

10.1	Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan
99.1
The section entitled "Proposal 3—Approval of Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan" appearing on pages 20-30 of the Proxy Statement (incorporated by reference to pages 20-30 of the Proxy Statement filed with the SEC on September 16, 2016, File No. 1-11373)

5